News Release

Contacts:

Integra LifeSciences Holdings Corporation

Maureen B. Bellantoni                      Maria Platsis
Executive Vice President                   Senior Director of Investor Relations
and Chief Financial Officer                and Corporate Development
(609) 936-6822                             (609) 936-2333
maureen.bellantoni@Integra-LS.com          mplatsis@Integra-LS.com


        Integra LifeSciences Reports First Quarter 2006 Financial Results


Plainsboro, New Jersey, May 8, 2006 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its first quarter financial results. Total revenues in the first quarter of 2006 were $77.1 million, reflecting an increase of $11.3 million, or 17%, over the first quarter of 2005.

We reported net income of $8.7 million, or $0.28 per diluted share, for the first quarter of 2006, compared to net income of $8.4 million, or $0.26 per diluted share in the first quarter of 2005. Reported earnings per share for the first quarter of 2006 includes a $0.06 per diluted share impact related to the implementation of SFAS 123(R), Share-Based Payment. We adopted this new accounting standard using the modified-prospective method, so we are not adjusting our historical financial statements to reflect the impact of share-based compensation. Therefore, earnings per share for the first quarter of 2005 do not reflect the impact of share-based compensation.

When adjusted for certain acquisition and restructuring related charges, costs related to systems integrations and the impact of share-based compensation, net income for the first quarter of 2006 was $11.7 million, or $0.37 per diluted share. Acquisition and restructuring related charges include costs associated with the closing of various facilities and related transitions, employee terminations, and other integration and restructuring related costs, including inventory fair value purchase accounting adjustments. In the first quarter of 2005, net income, when adjusted for certain charges set forth in the tables at the end of this release, was $8.9 million, or $0.27 per diluted share.

Operating income for the period was $13.6 million. Reported operating income includes the impact of share-based compensation expense.

Excluding recently acquired product lines and changes in foreign currency exchange rates, first quarter 2006 revenues increased by $9.1 million, or 14%, over the prior-year period. Changes in foreign currency exchange rates had a negative impact of $1.3 million on our quarterly year-over-year revenue growth.

"We achieved record revenues in the first quarter," said Stuart M. Essig, Integra's President and Chief Executive Officer. "During the quarter, we acquired the assets of the Radionics Division of Tyco Healthcare Group LP and began the integration of that business into Integra. We also continued to cut costs and improve margins. Last month, we announced our agreement to acquire the Miltex group of companies, which we expect to close later this month. We are excited to see an increase in our acquisition-related activities this year."

We are revising the manner in which we present our revenue. We continue to manage our operations as a single operating segment - the development, manufacturing, and distribution of medical devices. We will present our revenues in two categories: Neurosurgical/Orthopedic Implants and Medical/Surgical Equipment. For comparative purposes, we have also revised the prior period to reflect this change.

Our revenues for the period were as follows:

                                           Three Months
                                         Ended March 31,           % Increase/
                                       2006          2005           (Decrease)
                                       ----          ----           ----------
                                        ($ in thousands)
            Revenue:
            Neuro/Ortho Implants     $36,746        $31,384            17%
            MedSurg Equipment         40,389        34,455             17%
                                      ------        -------            ---
               Total Revenue         $77,135        $65,839            17%


In the Neuro/Ortho Implants category, sales of our Reconstructive Surgery implant products grew particularly well. Rapid growth in the NeuraGen(TM) Nerve Guide, the INTEGRA(TM) dermal repair products and sales of Newdeal products for the foot and ankle accounted for much of the increase in implant product revenues. INTEGRA(TM) dermal repair product revenues increased approximately 39% over the first quarter of 2005, nerve repair product revenues increased by 42%, and our Newdeal foot and ankle products increased approximately 24%. Our DuraGen(R) family of duraplasty products continued to grow modestly. Sales of the DuraGen Plus(TM) and Suturable DuraGen(TM) Dural Regeneration products led the growth in sales of this group of products. Increased revenues of both the Absorbable Collagen Sponge that we supply for use in Medtronic's INFUSE(TM) bone graft product and the dental products we supply to Zimmer, also contributed to the growth in implant revenues.

In the MedSurg Equipment category, increased sales of JARIT(R) surgical instruments and ultrasonic aspirator products provided most of the year-over-year growth in product revenues for the first quarter. Sales of Radionics products contributed $3.4 million in the quarter.

Gross margin on total revenues in the first quarter of 2006 was 64%. Although we had strong sales growth in higher gross margin products, we recognized $464,000 in inventory fair value purchase accounting adjustments from the Radionics acquisition as products were sold and $590,000 in restructuring and manufacturing transfer and systems integration costs. These charges reduced our gross margin by approximately 1%.

Research and development expense was $3.2 million in the first quarter of 2006.

Selling, general and administrative expense increased by $7.2 million to $31.1 million in the first quarter of 2006, increasing as a percentage of revenue to 40% from 36% in the prior year period. A large portion of the increase was attributable to the impact of adopting SFAS 123(R), Share-Based Payment.

We reported net interest expense of $658,000 in the first quarter of 2006.

The Company generated $10.9 million in cash flows from operations in the first quarter of 2006. The initial build of Radionics-related accounts receivable impacted the operating cash flow for the quarter. Our cash and investments totaled $97.9 million at March 31, 2006.

We are reiterating our guidance for total revenues for the full years 2006 and 2007, which we provided last month. We are also updating our expectations for earnings per share and providing our initial guidance for the second quarter of 2006. In accordance with our usual practice, our expectations for 2006 and 2007 financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed, including the pending acquisition of Miltex.

We expect total revenues in 2006 to be between $365 million and $380 million, and total revenues in 2007 to be between $420 million and $440 million.

The Company may incur significant costs this year in connection with restructuring and integration activities, including inventory purchase accounting charges related to the Radionics acquisition. We currently expect these charges to be approximately $5.0 million in 2006.

The Company also expects the impact of estimated share-based compensation expense for 2006 and 2007 to be in the range of $0.26 to $0.28 per diluted share.

We expect earnings per diluted share to be within a range of $1.30 to $1.39 in 2006 and within a range of $1.67 to $1.84 in 2007. Excluding restructuring and integration charges and the impact of estimated share-based compensation expense, we expect earnings per diluted share to be within a range of $1.69 to $1.76 in 2006. Excluding the impact of estimated share-based compensation expense, we expect earnings per diluted share to be within a range of $1.95 to $2.10 in 2007.

Our guidance for the second quarter of 2006 is for total revenues in the range of $87 million to $92 million, including a contribution of approximately $11.5 million from the Radionics acquisition, and earnings per diluted share of $0.27 to $0.30. We expect adjusted earnings per diluted share in the second quarter of 2006 to be within a range of $0.38 to $0.41, excluding restructuring and integration charges of $0.04 and the impact of estimated share-based compensation expense of $0.07.

We have scheduled a conference call for 9:00 am EST today, May 8, 2006, to discuss the financial results for the first quarter of 2006 and forward-looking financial guidance. The call is open to all listeners and will be followed by a question and answer session. Access to the live call is available by dialing
(719) 457-2618 or through a listen-only webcast via a link provided on the home page of Integra's website at www.Integra-LS.com. A replay of the conference call will be accessible starting one hour following the live event. Access to the replay is available through May 22, 2006 by dialing (719) 457-0820 (access code 1481965) or through the webcast accessible on our home page.

Integra LifeSciences Holdings Corporation is a diversified medical technology company that develops, manufactures, and markets medical devices for use in a variety of applications. The primary applications for our products are neuro-trauma and neurosurgery, reconstructive surgery and general surgery. Integra is a leader in applying the principles of biotechnology to medical devices that improve patients' quality of life. Our corporate headquarters are in Plainsboro, New Jersey, and we have research, manufacturing and distribution facilities located throughout the world. We have approximately 1,400 employees. Please visit our website at (http://www.Integra-LS.com).

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, gross margins, earnings per share and cash flows. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Among other things, our ability to maintain relationships with customers of acquired entities, physicians' willingness to adopt our recently launched and planned products, third-party payors' willingness to provide reimbursement for these products and our ability to secure regulatory approval for products in development may adversely affect our future product revenues; our ability to increase sales and product volumes may adversely affect our future gross margins; our ability to integrate acquired businesses, increase product sales and gross margins, and control non-product costs may affect our earnings per share; our future net income results and our ability to effectively manage working capital may affect our future cash flows; and our ability to complete our restructuring and integration activities may affect our operating income. In addition, the economic, competitive, governmental, technological and other factors identified under the heading "Factors That May Affect Our Future Performance" included in the Business section of Integra's Annual Report on Form 10-K for the year ended December 31, 2005 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.

Regulation G, "Conditions for Use of Non-GAAP Financial Measures", and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for the use of certain non-GAAP financial information. In this news release, we provide "adjusted net income" and "adjusted earnings per share", which exclude share-based compensation expense, and charges related to systems integrations and acquisitions and restructurings, and "growth in revenues excluding recently acquired product lines and changes in foreign currency exchange rates", which are non-GAAP financial measures. We also provide guidance as to earnings per diluted share, excluding the impact of estimated share-based compensation expense and restructuring and integration charges. We believe that, given our on-going, active strategy of seeking acquisitions and our current focus on rationalizing our existing manufacturing and distribution infrastructure, and the extent of changes in foreign currency exchange rates, focusing on these measures are useful additional bases to measure the performance of our business operations, both in this quarter and in future periods. In addition, excluding share-based compensation charges from our net income and earnings per share allows for comparability to historical periods that did not reflect the impact of share-based compensation. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the tables of financial information contained at the end of this news release.

Non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Management believes that these non-GAAP financial measures are important supplemental information to investors which reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations, provides a more complete understanding of factors and trends affecting our ongoing business and operations. Management strongly encourages investors to review our financial statements and filed reports in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

                                       INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                                            CONSOLIDATED FINANCIAL RESULTS
                                          (In thousands, except per share data)
                                                      (UNAUDITED)

Statement of Operations Data:

                                           ------------------------------------------------------  -----------------------
                                                                                                      Three Months Ended
                                                     Three Months Ended March 31, 2006                 March 31, 2005
                                           ------------------------------------------------------  -----------------------
                                            Reported     Adjustments          As Adjusted                Reported

 Total revenues                             $77,135                              $77,135                   $65,839

 Cost of product revenues                    27,937         $1,054   (a)          26,883                    24,496
 Research and development                     3,173            184   (b)           2,989                     3,359
 Selling, general and administrative         31,120          2,993   (c)          28,127                    23,916
 Amortization                                 1,281                                1,281                     1,112
                                              -----                                -----                     -----
 Total costs and expenses                    63,511          4,231                59,280                    52,883

 Operating income                            13,624          4,231                17,855                    12,956

 Interest income (expense), net               (658)                                 (658)                       27
 Other income (expense), net                     32                                   32                       (93)
                                              -----                                 ----                      ----

 Income before income taxes                  12,998          4,231                17,229                    12,890

 Provision for                                4,293          1,260   (d)           5,553                     4,447
  income taxes                                -----                                -----                     -----

 Net income                                  $8,705         $2,971               $11,676                   $ 8,443

 Earnings per share calculation:
 Add back of after tax interest                 813                                  813                       544
   expense                                    -----                                -----                      ----
 Net income for diluted EPS                  $9,518                              $12,489                    $8,987

 Diluted earnings per share                   $0.28                                $0.37                     $0.26

 Diluted weighted average
    Common shares outstanding                33,828            138                33,966                    35,144

Notes:

(a) Inventory fair value purchase accounting adjustments, employee terminations, manufacturing transfers and systems integrations
(b)    Equity based compensation charge and employee terminations
(c) Equity based compensation charge, acquisition and integration related costs, and employee terminations related costs
(d)    Adjustment to provision for income taxes for above adjustments

Condensed Balance Sheet Data:

                                                         March 31,                 December 31,
                                                           2006                        2005
                                                           -----                       ----
 Cash and marketable securities,
    including non-current portion                          $97,863                    $143,384
 Accounts receivable, net                                   56,607                      49,007
 Inventory, net                                             77,153                      67,476
 Total assets                                              491,631                     448,432

 Current liabilities                                        53,768                      31,287
 Long-term debt                                            118,169                     118,378
 Total liabilities                                         182,583                     158,614

 Stockholders' equity                                      309,048                     289,818


Reconciliation of non-GAAP financial measures to the most comparable GAAP measure:

A. Reconciliation of Net Income and Adjusted Net Earnings

                                                             Quarter Ended
                                                               March 31,
                                                           2006          2005
                                                         --------      --------
                                                           ($ in thousands)

Net Income                                              $  8,705      $ 8,443
Employee termination and related costs                       213           --
Equity-based compensation charge                           3,036           --
Inventory fair value adjustments                             464          269
Facility consolidation, acquisition integration,
      manufacturing transfer, system integration,
      and related costs                                      518          517
Tax effect on above adjustments                           (1,260)        (283)
                                                        ---------     --------
Adjusted Net Income                                     $ 11,676      $ 8,946

Earnings per share calculation:
Add back of after tax interest expense                       813          544
                                                        ---------     --------
Adjusted Net Income for diluted EPS                     $ 12,489      $ 9,490

Adjusted Diluted earnings per share                        $0.37        $0.27


Diluted weighted average common shares outstanding        33,828       35,144
Increase in potentially dilutive securities "as if"
   using intrinsic value method of accounting for
   share-based payment                                       138           --
                                                        ---------     --------
Diluted weighted average common shares outstanding
   For Adjusted Diluted earnings per share calculation    33,966       35,144


The calculation of diluted earnings per share for the above periods is presented in the table above.

B. Growth in product revenues excluding recently acquired product lines and changes in foreign currency exchange rates

                                                          Quarter Ended        Increase
                                                            March 31,         (Decrease)
                                                       2006         2005       $       %
                                                     --------     --------  -------  -----
                                                                ($ in thousands)
     Total revenues, as reported                   $ 77,135      $ 65,839   $11,296    17%
     Less: Revenues of product lines acquired
                since the beginning of the
                first quarter of 2006                 3,415           --      3,415    N/M
     Plus: Impact of changes in foreign
                currency exchange rates               1,260           --      1,260    N/M
                                                    --------     --------   --------  -----
     Revenues excluding recently acquired product
                lines and changes in foreign
                currency exchange rates            $ 74,980      $ 65,839   $ 9,141    14%



C. Reconciliation of Projected Diluted EPS and Projected Adjusted Diluted EPS

                                                                  Range
                                                         ----------------------
                                                            Low           High
                                                          ------         ------
     Projected three months ended June 30, 2006:
     Diluted EPS                                           $0.27         $0.30
     Facility consolidation and acquisition integration
           and related costs, including inventory
           fair value adjustments, net of tax               0.04          0.04
     Share-based compensation expense, net of tax           0.07          0.07
                                                           ------        ------
     Adjusted Diluted EPS                                  $0.38         $0.41

                                                                  Range
                                                         ----------------------
                                                            Low           High
                                                          ------         ------
     Projected year ended December 31, 2006:
     Diluted EPS                                           $1.30         $1.39
     Inventory fair value adjustments, net of tax           0.04          0.04
     Facility consolidation and acquisition integration
           and related costs, net of tax                    0.07          0.07
     Share-based compensation expense, net of tax           0.28          0.26
                                                           ------        ------
     Adjusted Diluted EPS                                  $1.69         $1.76

                                                                  Range
                                                         ----------------------
                                                            Low           High
                                                          ------         ------
     Projected year ended December 31, 2007:
     Diluted EPS                                           $1.67         $1.84
     Share-based compensation expense, net of tax           0.28          0.26
                                                           ------        ------
     Adjusted Diluted EPS                                  $1.95         $2.10




Source: Integra LifeSciences Holdings Corporation